Merriman HOLDINGS, INC. Announces Financial Results
for the Second quarter Ended June 30, 2012

Strategic shift to service oriented recurring revenue model gains momentum: 35% increase in clients sequentially

Financial Entrepreneur Platform expands adding 2 additional groups

SAN FRANCISCO – August 14, 2012 – Merriman Holdings, Inc. (OTCQX: MERR), the parent company of Merriman Capital, Inc., today released earnings for the second quarter 2012. Please review our 10-Q filing for detailed information of our year-to-date financials and other matters.

•	For the three months ended June 30, 2012, GAAP net operating loss was $2,675,000 which included non-cash items of $1,093,000
•	For the three months ended June 30, 2012, total revenues were $2,682,000
•	Non GAAP net operating loss, excluding non cash items of $1,093,000, was $1,612,000
•	Total operating expenses continue to decrease as a result of focused efforts to reduce fixed costs
•	145% increase in CMAG revenues due to the Company’s repositioning its business to focus on capital markets advisory services and its platform revenue model

Jon Merriman commented: “The financing and commission businesses remain extremely challenging. Despite this, we continued to see our pipeline expand within our Capital Markets Advisory Group and Financial Entrepreneur Platform. We’ve made solid progress, ahead of our internal plan, securing clients and we remain squarely focused on our year-end target for new advisory engagements. Our Advisory and platform businesses are areas we can execute on despite the markets, and this focus diminishes our reliance on quarter to quarter investment banking revenues.”

Will Febbo, Chief Operating Officer, stated, “We have made significant headway relative to the largest expense lines in our P&L, which our stakeholders will see in the coming quarters. We are pleased to have brought on two new groups to the Financial Entrepreneur Platform and we expect to see a strong second half in this area. We are in a positive position to bring our culture, strong work ethic and the availability of our platform to people focused on funding innovative companies.”

Conference Call for the First Quarter 2012 Results

Following this announcement, Merriman’s management will host a teleconference call beginning at 1:30 PM (PT) / 4:30 PM (ET) today, Tuesday, August 14, 2012, to discuss the results and related matters. Interested listeners and participants may access the live teleconference call by dialing (877) 941-6009 or may access the live webcast at www.merrimanco.com.

For those unable to listen to the live teleconference call, a replay version of the event will be available shortly following the conclusion of the live call and can be accessed by dialing (800) 406-7325 (Pass code: 4537809#). The call will also be archived in the investor relations section of the Company’s website.

About Merriman Capital, Inc.

Merriman Capital, Inc. is an investment banking firm providing equity and options execution services, market making, and differentiated research for high growth companies. The firm also provides capital raising, advisory, and M&A services. Merriman Capital, Inc. is a wholly owned subsidiary of Merriman Holdings, Inc. (OTCQX: MERR) and is the leading investment banking firm for OTCQX companies. For more information, please go to http://www.merrimanco.com/.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC) http://www.sipc.org/.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of the Company. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K/A filed on April 30, 2012 and the form 10-Q filed on August 14, 2012. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K/A filed on April 30, 2012 and the form 10-Q filed on August 14, 2012, together with this press release and the financial information contained herein, are available on our website, www.merrimanco.com. Please click on "Investor Relations."

At the Company:

Michael Doran

General Counsel

(415) 568-3905

Will Febbo

Chief Operating Officer

(415) 248-5603

MERRIMAN HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011

Revenues
Commissions	$1,561,771	$3,055,582	$2,899,495	$6,987,365
Principal transactions	(934,724)	(710,929)	16,898	492,983
Investment banking	1,601,688	2,870,897	4,222,869	7,150,633
Advisory and other	453,594	185,182	845,583	295,840

Total revenues	2,682,329	5,400,732	7,984,845	14,926,821

Operating expenses
Compensation and benefits	2,495,103	5,433,330	5,504,183	11,384,398
Stock-based compensation	159,551	268,553	1,876,709	538,505
Brokerage and clearing fees	122,316	333,196	280,583	760,946
Professional services	182,803	337,045	454,386	763,376
Occupancy and equipment	393,632	469,647	887,077	923,720
Communications and technology	257,425	529,419	574,394	1,008,469
Depreciation and amortization	5,657	30,007	10,940	96,405
Travel and entertainment	126,709	235,123	202,252	546,617
Legal services and litigation settlement expense	125,860	276,734	335,784	445,360
Cost of underwriting capital	35,600	-	152,600	97,625
Other	475,921	423,626	891,505	796,063

Total operating expenses	4,380,577	8,336,680	11,170,413	17,361,484

Operating loss	(1,698,248)	(2,935,948)	(3,185,568)	(2,434,663)

Other income	-	11,601	15,000	11,601
Interest income	3,745	2,558	4,978	3,939
Interest expense	(48,556)	(113,321)	(117,819)	(164,792)
Amortization of debt discount	(28,609)	(45,328)	(56,736)	4,441
Loss on equity exchange	(903,553)	-	(1,086,329)	-

Net loss before income taxes	(2,675,221)	(3,080,438)	(4,426,474)	(2,579,474)

Income tax benefit (expense)	-	54,854	-	(3,344)

Net loss	$(2,675,221)	$(3,025,584)	$(4,426,474)	$(2,582,818)
Preferred stock cash dividend	-	(137,708)	-	(277,779)

Net loss attributable to common shareholders	$(2,675,221)	$(3,163,292)	$(4,426,474)	$(2,860,597)

Basic and diluted net loss per share

Net loss	$(0.48)	$(1.23)	$(0.73)	$(1.07)

Net loss attributable to common shareholders	$(0.48)	$(1.28)	$(0.73)	$(1.19)

Weighted average number of common shares
Basic and diluted	5,538,054	2,461,825	6,041,486	2,406,677

MERRIMAN HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(unaudited)

ASSETS	June 30,	December 31,
	2012	2011

Cash and cash equivalents	$680,726	$4,003,512
Securities owned
Marketable, at fair value	2,302,143	2,136,352
Not readily marketable, at estimated fair value	636,330	347,218
Restricted cash	680,028	680,028
Due from clearing broker	144,600	124,805
Accounts receivable, net	286,641	359,900
Note receivable	125,000	-
Prepaid expenses and other assets	349,595	506,708
Equipment and fixtures, net	27,494	30,537

Total assets	$5,232,557	$8,189,060

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Accounts payable	$211,221	$246,040
Commissions and bonus payable	658,816	986,722
Accrued expenses and other	718,717	1,757,342
Deferred rent	243,003	236,996
Deferred revenue	481,756	688,074
Notes payable, net of debt discount	880,070	679,454
Notes payable to related parties, net of debt discount	862,884	1,006,765

Total liabilities	4,056,467	5,601,393

Shareholders’ equity
Convertible preferred stock, Series A–$0.0001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and 0 shares outstanding as of
June 30, 2012 and December 31, 2011; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series B–$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of
June 30, 2012 and December 31, 2011; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series C–$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of
June 30, 2012 and December 31, 2011; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series D–$0.0001 par value; 24,000,000 shares authorized, 23,720,916 and 23,720,916 shares issued
and 18,632,974 and 19,563,206 shares outstanding as of
June 30, 2012 and December 31, 2011, respectively;
aggregate liquidation preference of $8,252,544 prior to conversion,
and pari passu with common stock on conversion	1,864	1,957
Convertible Preferred stock, Series E–$0.0001 par value; 7,300,000 shares authorized, 6,254,680 and 2,531,744 shares issued and
6,254,680 and 2,531,744 shares outstanding as of June 30,
2012 and December 31, 2011, respectively; aggregate
liquidation preference of $2,113,492 prior to conversion, and pari
passu with common stock on conversion	625	253
Common stock, $0.0001 par value; 300,000,000 shares authorized;
4,346,770 and 6,183,815 shares issued and 4,317,334 and
6,154,379 shares outstanding as of June 30, 2012 and
December 31, 2011, respectively	436	619
Additional paid-in capital	143,872,755	140,857,954
Treasury stock	(225,613)	(225,613)
Accumulated deficit	(142,473,977)	(138,047,503)

Total shareholders’ equity	1,176,090	2,587,667

Total liabilities and shareholders’ equity	$5,232,557	$8,189,060